FOR IMMEDIATE RELEASE	Contact: Laura Wakeley Office: 717-291-2739

Bond appointed to Fulton Financial Corporation
Board of Directors

(March 21)- LANCASTER, PA. – John M. Bond, Jr., of Ruxton, Maryland, has been named to the Board of Directors of Fulton Financial Corporation.  In this position, he will ensure that the performance of the Corporation is conducted in a way that represents the interests of the shareholders.  As a director, Bond’s responsibilities also include appointing senior management for the company, approving Fulton Financial’s overall strategic direction, and reviewing and evaluating the Corporation’s financial and operational results.

Bond is chairman and chief executive officer of The Columbia Bank, which recently merged with Fulton Financial Corporation and is now the Corporation’s fifteenth affiliate bank.

Bond is chairman of the Board of Trustees of Goucher College and serves as a director of the Federal Home Loan Bank of Atlanta.  He is also a member of the Government Relations Council of the American Bankers Association.

Bond graduated magna cum laude from Harvard College.  He earned a Master’s Degree in Business Administration and received a Juris Doctor from Columbia University.

2006

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